EXHIBIT 23.1









                  INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Devon Energy Corporation:


We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading
"Experts" in the prospectus.

Our report covering the December 31, 1993, consolidated financial statements of Devon Energy Corporation refers to a change in the method of accounting for income taxes to adopt the provisions of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."


                                            KPMG Peat Marwick LLP
                                            KPMG Peat Marwick LLP

Oklahoma City, Oklahoma
February 2, 1996